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                                                                     Exhibit 1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8 333-60203) pertaining to the Abercrombie & Fitch Co. Savings and Retirement Plan of our report dated June 27, 2003, with respect to the financial statements and supplemental schedule of the Abercrombie & Fitch Co. Savings and Retirement Plan included in this annual report (Form 11-K) for the year ended December 31, 2002.


/S/ ARY, ROEPCKE & MULCHAEY, P.C.


Columbus, Ohio
June 30, 2003







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